WORLD FUNDS TRUST 485BPOS

Exhibit 99(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 489 and Amendment No. 490 to the Registration Statement on Form N-1A of The World Funds Trust and to the use of our report dated May 30, 2025 on the financial statements and financial highlights of the Perkins Discovery Fund appearing in Form N-CSR for the year ended March 31, 2025, which are also incorporated by reference into the Registration Statement.

Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

July 29, 2025